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                                                                    Exhibit 23.1
                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement for the Mountbatten, Inc. 1995 Equity Incentive Plan for Key Employees, as amended, on Form S-8 of our report dated February 21, 1997 appearing in Mountbatten, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
Boston, Massachusetts
September 25, 1997